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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 24, 2003

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)




           MISSOURI                     1-11848              43-1627032
(State or Other Jurisdiction of       (Commission           (IRS Employer
        Incorporation)               File Number)      Identification Number)

           1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (636) 736-7000





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ITEM 5.  OTHER EVENTS

     Registration Rights Agreement

     On November 24, 2003, Reinsurance Group of America, Incorporated ("RGA"), MetLife, Inc. ("MetLife"), Metropolitan Life Insurance Company, General American Life Insurance Company and Equity Intermediary Company entered into a registration rights agreement, which supersedes existing agreements with General American Life Insurance Company and Equity Intermediary Company. Under the terms of this agreement, until such time as MetLife and its affiliates (other than directors and officers of MetLife and its affiliates and certain fiduciary accounts) and their permitted transferees no longer own in excess of 5% of RGA's outstanding shares of common stock, if RGA proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), for its own account or the account of any of its shareholders, then MetLife and its affiliates (other than directors and officers of MetLife and its affiliates and certain fiduciary accounts), or their respective transferees, are entitled, subject to certain limitations and conditions, to notice of such registration and are entitled, subject to certain conditions and limitations, to include registrable shares therein, including shares currently owned by them and shares acquired by them in the future. The underwriters of any such offering have the right to limit the number of shares to be included in such registration and, to the extent that it does not exercise its "piggyback" rights in connection with a future public offering of RGA's common stock, or of securities convertible into or exchangeable or exercisable for such common stock, MetLife has agreed to enter into customary lock-up agreements for a period from the two days prior to and 180 days following the effective date of such registration, upon the reasonable request of the managing underwriters of such offering and subject to certain exceptions.

     In addition, until such time as MetLife, its affiliates (other than directors and officers of MetLife and its affiliates) and its permitted transferees no longer own 10% of RGA's common stock and can sell all of their shares pursuant to an available exemption from registration, RGA may be required, at its expense, to prepare and file a registration statement under the Securities Act if it is requested to do so by MetLife within 30 days of such request. RGA is required to use its reasonable best efforts to cause such registration to become effective and to keep such registration statement effective until the shares included in such registration have been sold, subject to certain conditions and limitations. RGA may suspend a registration for up to 30 days once, or may request that MetLife similarly suspend its sales under an effective shelf registration up to two times in any two-year period, under certain conditions. RGA has agreed not to sell any shares of its common stock, or any securities convertible into or exchangeable or exercisable for its common stock, from the two days prior to and 180 days following the effective date of any such underwritten demand registration, subject to the discretion of the managing underwriter of such future offering. RGA is not obligated to effect more than six such demand registrations.

     The foregoing summary is subject to and is qualified by reference to the provisions of the registration rights agreement, which is included as Exhibit
10.1 to this Current Report on Form 8-K and incorporated herein by reference.

     Public Offering of Common Stock

     On December 2, 2003, RGA issued a press release announcing that the underwriters in its recent public offering had exercised their option to purchase an additional 1,575,000 shares of its common stock. A copy of this press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.

     Allianz Transaction

     Effective November 17, 2003, the Federal Trade Commission granted early termination of the antitrust waiting period under the Hart-Scott-Rodino Act for RGA's proposed acquisition through reinsurance of the traditional life insurance business of Allianz Life Insurance Company of North America, a subsidiary of Allianz Aktiengesellschaft. The acquisition remains subject to various other customary closing conditions. RGA expects the acquisitions to close within the next several days

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

         Exhibit No.       Exhibit

         10.1 Registration Rights Agreement, dated as of November 24, 2003, by and among MetLife, Inc., Metropolitan Life Insurance Company, General American Life Insurance Company, Equity Intermediary Company and Reinsurance Group of America, Incorporated.

         99.1 Press release of Reinsurance Group of America, Incorporated dated December 2, 2003 announcing the exercise of the underwriters' option to purchase additional shares.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         REINSURANCE GROUP OF AMERICA,
                                         INCORPORATED


Date: December 3, 2003                   By:  /s/ Jack B. Lay
                                              ----------------------------------
                                              Jack B. Lay
                                              Executive Vice President and Chief
                                              Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT
NO.               EXHIBIT
-------           -------

10.1 Registration Rights Agreement, dated as of November 24, 2003, by and among MetLife, Inc., Metropolitan Life Insurance
                  Company, General American Life Insurance Company, Equity
                  Intermediary Company and Reinsurance Group of America,
                  Incorporated.

99.1 Press release of Reinsurance Group of America, Incorporated dated December 2, 2003 announcing the exercise of the underwriters' option to purchase additional shares.